Exhibit 23.1


        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-96231 and No. 333-82591; and Form S-8 No. 333-85721) of our report dated February 16, 2000 (except for
Note 14, as to which the date is March 20, 2000), with respect to the financial statements and schedule of Socket Communications, Inc. included in this Annual Report (Form 10-KSB) for the year ended December 31, 1999.


                                              /s/ ERNST & YOUNG LLP



San Jose, California
March 23, 2000